November 14, 2013

Dear Stockholder:

I am writing to you as Chief Executive Officer of STW Resources Holding Corp., a Nevada corporation (the “Company” or "STW").  I am pleased to have this opportunity to provide you, our shareholders, a review of STW's past year, as well as an update on the Company’s progress, strategies and outlook.  Regrettably, due to known capital constraints, we were unable to file many of our Securities and Exchange Commission ("SEC") reports during the past year that would otherwise inform you of these events.  I am happy to write to you today that we are in the process of becoming current with our SEC reports and moreover, becoming cash flow positive.

The year 2013 has been an extremely positive and pivotal one for the Company. STW has emerged as a fully operating oilfield services company and currently employs over 35 people. Our management teams operate multiple divisions and subsidiaries, offering a complete suite of services and products, throughout New Mexico, Oklahoma and Texas, and we are completing construction of our new corporate headquarters in Midland, Texas. According to recent reports on CNBC, Midland is the largest recoverable oil formation in the United States, second in the world only to Saudi Arabia; based on what we see, we believe the economy in West Texas is expanding rapidly. The booming oil and gas sector provides a perfect stage to exploit STW’s new business lines and services while increasing shareholder value.

Our service and product offerings are strongly driven by market activity and margins; we also examine synergies related to sales and lead times.  To streamline the procurement, bidding, and logistics involved in many of the construction and pipeline related services we offer, we created an estimating and scheduling department.  Through management's ability to procure the most qualified persons to operate the Company's businesses, we believe we can successfully execute our strategy to offer high quality services and products. Our sales team, which currently consists of 6 people, is managed by the Chief Operating Officer of our holding company and we utilize a commission-based compensation plan with incentives to motivate and maintain our prized personnel. We also offer competitive benefits and participation in our ESOP program to retain key personnel.

We also encourage you to visit our website at www.stwresources.com.

STW Divisions and Services

STW Water Reclamation & Consulting - During 2013, we laid the groundwork for growth in our water division. In Q1, the division realized initial revenues of approximately $650,000. In Q2, we expanded our efforts by operating a demonstration just outside of Midland for nine customers. In Q3, we expanded our division to include our water station model, while establishing development agreements with manufacturers.  We now offer our water reclamation services directly on oil and gas producers' lease sites and at strategic locations such as salt water disposal sites and our own produced water reclamation stations. Currently, our team is in varying stages of providing engineering specs and quotes for water reclamation services to five customers in the Permian Basin and New Mexico.

STW Energy LLC ("Energy") – In July, we incorporated Energy as our majority owned subsidiary, owning 75% of the stock.  We operate three crews and accompany heavy equipment and, capital permitting, expect to add four additional crews throughout 2014.  Energy provides such services as drilling rig and tank cleaning services that remove oil and diesel residue on drilling rigs and trucks so they can meet environmental regulation for transit over private and public roads and highways.

STW Oilfield Construction ("Construction") – In September, we incorporated Construction as our wholly owned subsidiary.   Construction operates with construction equipment and multiple crews and is initiating plans to add personnel and equipment as needed, capital permitting.  The construction services include: pad/land clearing, excavating/grading, frac pond construction including liners and evaporation covers, along with road-way and pad construction.

STW Pipeline Maintenance & Construction ("Pipeline") – In October, we incorporated Pipeline as another wholly owned subsidiary.   Pipeline operates two crews and equipment and, capital permitting, expects to add 12 crews throughout 2014.  Pipeline services include water, oil, condensate and natural gas pipeline maintenance and repair, and new construction of poly and steel pipe for gathering systems and trunk lines.  Many of the pipelines in the Permian Basin are outdated and deteriorating, requiring constant repairs, and sometimes adding new pipelines for the capacities of new fields and formations.

The operations of all of our subsidiaries are meeting or exceeding management's expectations. October 2013 revenues put the Company on a run rate over $4,000,000 annually.  STW is currently bidding on $45,000,000 in projects.

Positive Outlook

Approximately 40% of the nation’s drilling rigs are working within a 150 mile radius of STW’s future national headquarters in Midland, Texas.  The vast majority of STW’s management and key personnel are native West Texans, poising STW for continued growth through management's long cultivated local relationships and industry knowledge.

We believe that oilfield reclamation is a booming market with significant revenue potential and have been working with several firms to procure the technology needed to reclaim oil base cuttings and heavy tank bottom sludge. With management's knowledge and relationships, as well as our highly trained sales force, we believe STW is well positioned to seek out the necessary capital and acquire other service companies that are synergistic with the Company's current operations and plans, which will allow for increased market share.

Commitment to our Shareholders

In a recent Board meeting, the Directors reviewed business plans, strategies, and revenue projections for the year ahead. Part of the Board's commitment to increasing shareholder value is to bring the Company back into compliance with its SEC reporting requirements.  To that end, the Company recently retained new outside securities counsel and independent auditor who are already working together to help the Company file overdue reports and prepare upcoming required filings.  As reported on our Current Report on Form 8-K filed with the SEC on October 29, 2013, the Company also appointed Robert Miranda as its new Chief Financial Officer; Mr. Miranda's expertise and commitment to STW will help the Company reach its goals.  With Mr. Miranda and our new team of advisors in place, we expect to be current in our SEC filings by year-end. Once we are current in our SEC filings, we intend to file an application to have our common stock listed on the OTC Markets.

Financing and Financials

The large majority of capital raised in 2013 went directly to our subsidiaries for equipment and supplies. Each subsidiary was established with equipment credit lines and access to initial working capital. In 2014, we plan to reduce our outstanding debt through direct pay downs, conversions, issuance of PIK loans for accrued interest, upcoming warrant expirations and management personal investment conversion, as well as deferred compensation conversion. STW is also seeking a reasonable business resolution of its debt obligation to GE Ionics, Inc., with whom it is currently in litigation.  Although there can be no guarantee, the Company is hopeful that it can reduce a significant portion of its outstanding debt and increase shareholder equity.

In closing, I would like to thank all of our team members, investors, and shareholders for their dedication and ambition to build the best oilfield services and water reclamation company.  We believe our company has a clear plan for success and the right people to initiate and manage our growth.

Regards,

Stanley T. Weiner

Chairman and CEO

The information contained in this letter is not an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included as part of the update of the Company intended hereby.

Cautionary Statements

Certain statements found in this letter may constitute forward-looking statements. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Forward-looking statements can generally be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words. Forward-looking statements made in this letter include the Company’s beliefs and expectations regarding the economic environment in which the Company operates industry trends, sales growth and profitability goals, financial and operational performance, cost reductions, the impact of regulatory changes, and the Company’s strategic goals and focus for future periods.   Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated.  For further information about the factors that could affect the Company's future results, please see the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the SEC.  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this letter.